DAVIDSON & COMPANY LLP           Chartered Accountants    A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F (as amended) of Strathmore Minerals Corp. of our report dated February 16, 2007 appearing in the Registration Statement, and to the reference of us under the heading "Statement by Experts" in such Registration Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

August 27, 2007

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172